                    SCHEDULE 14A INFORMATION
                         (RULE 14A-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Subsection 240.14a-11(c)
      or Subsection 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   COMMERCIAL FEDERAL CORPORATION
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)


----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than
Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules
      14a-6(i)(1) and 0-11.

     1.  Title of each class of securities to which
         transaction applies:
________________________________________________________________

     2.  Aggregate number of securities to which transaction
         applies:
________________________________________________________________

     3.  Per unit price or other underlying value of
         transaction computed pursuant to Exchange Act Rule 0-11
         (set forth the amount on which the filing fee is
         calculated and state how it was determined):
________________________________________________________________

     4.  Proposed maximum aggregate value of transaction:
________________________________________________________________

     5.  Total fee paid:
________________________________________________________________

[  ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount previously paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement no.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

      [COMMERCIAL FEDERAL CORPORATION LETTERHEAD]



                   October 16, 1998

                    ANNUAL MEETING
                   NOVEMBER 17, 1998




Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Commercial Federal Corporation (the "Corporation") to be held on Tuesday, November 17, 1998, at 10:00 a.m. at the Holiday Inn Central Convention Centre, 3321 South 72nd Street, "Holiday C" Meeting Room, Omaha, Nebraska. Your Board of Directors and Management look forward to greeting personally those stockholders able to attend.

     At this meeting, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, stockholders will be asked to consider and act upon the election of four directors for three-year terms. During the meeting, we will also report on the operations of the Corporation and its principal subsidiary, Commercial Federal Bank, a Federal Savings Bank. Directors and officers of the Corporation will be present to respond to any questions you may have.

     Your vote is important, regardless of the number of shares you own. We urge you to sign, date and mail the enclosed proxy as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

     On behalf of your Board of Directors, thank you for your continued support.


                          Sincerely,

/s/ William A. Fitzgerald                 /s/ James A. Laphen

William A. Fitzgerald                     James A. Laphen
Chairman of the Board and                 President and
Chief Executive Officer                   Chief Operating Officer

_________________________________________________________________
            COMMERCIAL FEDERAL CORPORATION
                2120 SOUTH 72ND STREET
                OMAHA, NEBRASKA  68124
                    (402) 554-9200
_________________________________________________________________
       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
            TO BE HELD ON NOVEMBER 17, 1998
_________________________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Commercial Federal Corporation (the "Corporation") will be held at the Holiday Inn Central Convention Centre, 3321 South 72nd Street, "Holiday C" Meeting Room, Omaha, Nebraska, on Tuesday, November 17, 1998, at 10:00 a.m.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

          1. The election of four directors for three-year terms; and

          2. Such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing matters at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment or postponement, the Meeting may be adjourned or postponed. Pursuant to the Bylaws of the Corporation, the Board of Directors has fixed the close of business on October 5, 1998, as the record date for determination of the stockholders entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

     You are requested to sign and date the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Meeting in person.


                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Gary L. Matter

                              GARY L. MATTER
                              SECRETARY

Omaha, Nebraska
October 16, 1998

_________________________________________________________________
                    PROXY STATEMENT
                          OF
            COMMERCIAL FEDERAL CORPORATION
                2120 SOUTH 72ND STREET
                OMAHA, NEBRASKA  68124
                    (402) 554-9200

            ANNUAL MEETING OF STOCKHOLDERS
                   NOVEMBER 17, 1998
_________________________________________________________________

________________________________________________________________
                        GENERAL
________________________________________________________________

     This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of Commercial Federal Corporation (the "Corporation"), to be used at the Annual Meeting of Stockholders of the Corporation and at any adjournments or postponements thereof (the "Meeting") which will be held at the Holiday Inn Central Convention Centre, 3321 South 72nd Street, "Holiday C" Meeting Room, Omaha, Nebraska, on Tuesday, November 17, 1998, at 10:00 a.m. The accompanying Notice of Annual Meeting, this Proxy Statement and the Proxy Card are being first mailed to stockholders on or about October 16, 1998.

________________________________________________________________
          VOTING AND REVOCABILITY OF PROXIES
________________________________________________________________

     The close of business on October 5, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At that date, the Corporation had outstanding 60,392,455 shares of common stock, par value $.01 per share (the "Common Stock"). Holders of Common Stock are entitled to one vote per share for the election of directors, subject to the right to cumulate votes as described below, and upon all matters on which stockholders are entitled to vote.

     Proxies solicited by the Board of Directors of the Corporation which are properly executed and returned to the Corporation will be voted at the Meeting, and any adjournments or postponements thereof, in accordance with the directions given thereon. Executed proxies on which no directions are indicated will be voted FOR the election of the nominees named herein. If any other matters are properly brought before the Meeting, the proxies solicited by the Board of Directors will be voted on such matters as determined by a majority of the Board. Other than the election of directors, the Board of Directors is not currently aware of any other matters to be brought before the Meeting.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum thereat. If a quorum is not present or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. Assuming a quorum is present, under Nebraska law directors shall be elected by a plurality of votes cast by stockholders at the Meeting (abstention and broker non-votes not being considered in determining the outcome of the election).

     Pursuant to the Bylaws of the Corporation and Nebraska law, every stockholder entitled to vote for the election of directors has the right to vote the number of shares owned thereby for as many persons as there are directors to be elected, or to cumulate votes by multiplying the number of shares held by such stockholder by the number of directors to be elected and to cast such votes for one director or distribute them among any number of candidates. Unless otherwise indicated by the stockholder, a vote FOR the Board of Directors' nominees on the accompanying Proxy Card will give the proxies named therein discretionary authority to cumulate all votes to which the stockholder is entitled and to allocate such votes in favor of one or more of the Board's nominees, as the proxies may determine. Additionally, executed proxies will confer discretionary authority on the proxies named therein to vote with respect to the election of any person recommended by the Board of Directors as a director where the nominee is unable to serve or for good cause will not serve (an event not now anticipated).

     Execution of a Proxy Card will not affect your right to attend the Meeting and to vote in person. A stockholder executing a proxy may revoke such proxy at any time before it is voted by (i) filing a written notice of revocation with the Secretary of the Corporation at the address provided above, (ii) filing a duly executed proxy bearing a later date, or (iii) attending and voting in person at the Meeting. Attendance at the Meeting without voting thereat will not revoke a proxy previously executed and duly submitted by you.

________________________________________________________________
                      STOCK SPLIT
________________________________________________________________

     On December 15, 1997, the Corporation effected a three for two split on the Common Stock. All per share data included in this Proxy Statement has been adjusted to reflect such stock split.

________________________________________________________________
                PRINCIPAL STOCKHOLDERS
________________________________________________________________

     Persons and groups owning in excess of 5.0% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as
amended (the "Exchange Act").   Based upon such reports, and
certain other available information, the following table sets forth, as of October 5, 1998, certain information as to the Common Stock beneficially owned by each of the executive officers listed in the Summary Compensation Table on page 10 and by all executive officers and directors of the Corporation as a group. As of October 5, 1998, there were no stockholders owning in excess of 5.0% of the Corporation's outstanding shares of Common Stock.

                                          AMOUNT AND             PERCENT OF
                                          NATURE OF              SHARES OF
                                          BENEFICIAL            COMMON STOCK
BENEFICIAL OWNER                          OWNERSHIP (1)         OUTSTANDING
----------------                          ------------          -----------
William A. Fitzgerald                      755,781 (2)             1.25%
James A. Laphen                            278,267 (2)              .46%
Gary L. Matter                              73,018 (2)              .12%
Joy J. Narzisi                              60,649 (2)              .10%
Jon W. Stephenson                           33,891 (2)              .06%

All Executive Officers  and Directors
   as a Group (17 persons)               4,136,783 (2)             6.82%

_________
(1) As to ownership of shares by executive officers and directors, includes certain shares of Common Stock owned by businesses in which the director or executive officer is an officer or major stockholder, or by spouses or as a custodian or trustee for minor children, over which shares the named individual or all executive officers and directors as a group effectively exercise sole or shared voting and investment power, unless otherwise indicated.
(2) Includes 425,097, 139,795, 31,298, 38,024, 27,811 and 887,116 shares, respectively, which Messrs. Fitzgerald, Laphen, Matter, Ms. Narzisi and Mr. Stephenson and all executive officers and directors as a group have the right to purchase pursuant to the exercise of stock options, as well as stock held in retirement accounts or funds for the benefit of the named individuals or group.


________________________________________________________________
          PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

    The Corporation's Board of Directors is composed of ten members. The Corporation's Articles of Incorporation provide that directors are to be elected for terms of three years, approximately one-third of whom are to be elected annually.
Four directors will be elected at the Meeting to serve three-year terms, or until their respective successors have been elected and qualified. The Corporation's Board of Directors has nominated William A. Fitzgerald, Robert D. Taylor, Aldo J. Tesi and W. A. Krause for these seats, all of whom are currently members of the Board.

    If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

    The Board of Directors intends to vote all of the shares for which it is given proxies, to the extent permitted thereunder, FOR the election of the Board's nominees and intends to cumulate votes so as to maximize the number of such nominees elected to serve as directors of the Corporation.

    The following table sets forth the names of the Board's nominees for election as directors and of those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each person's age, the year he became a director, the expiration of his term as a director, and the number and percentage of shares of Common Stock beneficially owned at October 5, 1998. At present, each director of the Corporation is also a member of the Board of Directors of the Corporation's wholly owned subsidiary, Commercial Federal Bank, a Federal Savings Bank (the "Bank"). The Board of Directors of the Bank is elected by the Corporation as the sole stockholder of the Bank. The selection of nominees for the election of directors of the Bank is within the discretion of the Board of Directors and director nominees for the Bank are selected by a majority vote of the Board of Directors.

                                                             SHARES OF
                                                           COMMON STOCK
                                    YEAR FIRST             BENEFICIALLY
                        AGE AT      ELECTED OR    CURRENT    OWNED AT
                       OCTOBER 5,   APPOINTED      TERM      OCTOBER 5,   PERCENT
     NAME                1998       DIRECTOR     TO EXPIRE   1998 (1)     OF CLASS
     ----              ----------   --------     --------- ------------   --------

                       BOARD NOMINEES FOR TERMS TO EXPIRE IN 2001
William A. Fitzgerald    60           1984         1998       755,781 (3)   1.25%
Robert D. Taylor         51           1996         1998        92,617 (4)    .15%
Aldo J. Tesi             47           1996         1998        10,301 (4)    .02%
W. A. Krause             63           1998 (2)     1998     2,153,579 (5)   3.57%

                           DIRECTORS CONTINUING IN OFFICE

Robert F. Krohn          65           1984         1999       176,923 (4)    .29%
Robert S. Milligan       53           1987         1999        23,047 (4)    .04%
Michael P. Glinsky       53           1997         1999         6,046 (5)    .01%
Talton K. Anderson       61           1991         2000        58,193 (4)    .10%
Carl G. Mammel           65           1991         2000       128,318 (4)    .21%
James P. O'Donnell       50           1991         2000        17,454 (4)    .03%

___________
(1) Includes certain shares of Common Stock owned by businesses in which the director is an officer or major stockholder or by a spouse, or as a custodian or trustee for minor children, over which shares the named individual effectively exercises sole or shared voting and investment power, unless otherwise indicated. Also includes shares held in retirement accounts or funds for the benefit of the named individuals.
(2) Mr. Krause was appointed to the Board of Directors in February 1998. Under Nebraska law, newly appointed directors are required to stand for election at the next annual meeting of stockholders.
(3) Includes 253,283 shares which may be purchased pursuant to the exercise of stock options.
(4) Includes 9,500 shares which may be purchased pursuant to the exercise of stock options.
(5) Includes 5,000 shares which may be purchased pursuant to the exercise of stock options.


    The principal occupation of each director of the Corporation for the last five years is set forth below.

    WILLIAM A. FITZGERALD  -- Chairman of the Board and Chief
Executive Officer of the Corporation and the Bank.

    ROBERT D. TAYLOR -- Owner and President of Taylor Financial, based in Wichita, Kansas, a consulting and investment firm and Executive Vice President and Interim Chief Executive Officer of Executive Aircraft Corporation. From December 31, 1990, to October 2, 1995, Mr. Taylor served as Chairman of the Board of Directors and Chief Executive Officer of Railroad Financial Corporation and its wholly owned subsidiary, Railroad Savings Bank, F.S.B. Railroad Financial Corporation was acquired by the Corporation effective October 2, 1995.

    ALDO J. TESI -- Group President of First Data Card Enterprise Group since 1996. Prior to this position, Mr. Tesi was President of First Data Resources for six years. First Data is the leading third-party provider of credit, debit, private label and commercial card processing services.

    W. A. KRAUSE -- Chairman of the Board and Chief Executive Officer of Krause Gentle Corporation. From its inception to February 13, 1998, Mr. Krause served as Chairman of the Board and Chief Executive Officer of Liberty Financial Corporation. Liberty Financial Corporation and its eight banking subsidiaries were acquired by the Corporation effective February 13, 1998.

    ROBERT F. KROHN  --  Chairman and Chief Executive Officer
of PSI Group, Inc., a national mail presort  company.   Mr.
Krohn is the former President and Chief Executive Officer of HDR, Inc., an international architecture, planning and engineering firm. Mr. Krohn served as Chairman of the Board of the Corporation and the Bank from 1990 through 1994.

    ROBERT S. MILLIGAN -- Chairman of the Board and Chief Executive Officer of MI Industries, a protein processing company headquartered in Lincoln, Nebraska, which produces products for pharmaceutical, biological and research markets throughout the world.

    MICHAEL P. GLINSKY -- Retired Executive Vice President and Chief Financial Officer of U S WEST, Inc., an international telecommunications, entertainment and directory and information services company. Mr. Glinsky served as managing partner of the Denver office of Coopers & Lybrand from 1990 to 1996 and had served in various other capacities with that firm since 1967.

    TALTON K. ANDERSON -- Owner and President of three automobile dealerships in Omaha, Nebraska, as well as one in Lincoln, Nebraska. Mr. Anderson is also the President of a Nebraska-based automobile leasing company and a reinsurance company.

    CARL G. MAMMEL -- Chairman of the Board of Mammel & Associates, a consulting firm providing services in executive benefits, employee benefits planning and wealth transfer planning. Mr. Mammel is also Chairman of the Board of M Financial Corporation, a network of financial service firms throughout the United States.

    JAMES P. O'DONNELL  -- Executive Vice President, Chief
Financial Officer and Corporate Secretary of ConAgra, Inc., an
Omaha, Nebraska-based international diversified food company with annual sales of approximately $24 billion.

________________________________________________________________
   MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
________________________________________________________________

    The Board of Directors conducts its business through meetings of the Board and through its committees, which permits the Board to more efficiently discharge its duties. During the fiscal year ended June 30, 1998, the Board of Directors held
nine meetings.   No director attended fewer than 75% of the
total meetings of the Board of Directors and committees on which such directors were members during the periods which such directors served, except for Mr. Aldo Tesi who attended 11 of the 16 meetings.

    The Corporation's audit committee is currently comprised entirely of non-employee Directors Glinsky, Krohn (Chairman), O'Donnell and Tesi. Sharon G. Marvin, a director of the Bank, also serves as an ex-officio member of the audit committee. This committee's function is to approve the outside accounting firm for use by the Corporation and Bank and to review regulatory examination reports. This committee conducts its business through the Bank's audit committee and serves as the liaison with the Bank's internal audit department. The audit committee meets quarterly or on an as needed basis. During the fiscal year ended June 30, 1998, the audit committee met five times.

    The Corporation's compensation and stock option committee is currently comprised entirely of non-employee Directors Anderson, Mammel, O'Donnell (Chairman) and Tesi. This committee is responsible for developing the Corporation's executive compensation policies generally, and for implementing those policies for the Corporation's executive officers and the Bank's senior executive officers (the Chairman of the Board and Chief Executive Officer of the Corporation and the Bank and the President and Chief Operating Officer of the Corporation and the
Bank). See "Executive Compensation -- Compensation and Stock Option Committee Report on Executive Compensation." The compensation committee met two times during the fiscal year ended June 30, 1998.

    The Corporation's full Board of Directors currently acts as a nominating committee for the annual selection of its nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Corporation's stockholders for nominees nor, subject to the procedural requirements set forth in the Corporation's Articles of Incorporation and Bylaws, are there any formal procedures for this purpose. The Board of Directors held two meetings in its capacity as nominating committee during fiscal year 1998.

    The Corporation's finance committee is currently comprised of Directors Anderson, Fitzgerald, Krause, Mammel (Chairman), Milligan and Taylor. Michael T. O'Neil, a director of the Bank, also serves as an ex-officio member. This Committee met four times during the 1998 fiscal year. This committee is responsible for monitoring the Corporation's asset/liability and risk management strategies.

    The Corporation's executive committee is comprised of Directors Anderson, Fitzgerald (Chairman), Krohn and O'Donnell. This committee transacts necessary business between Board meetings and met six times during the fiscal year ended June 30, 1998.
________________________________________________________________
                EXECUTIVE COMPENSATION
________________________________________________________________

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

Overview and Objectives

    Composed exclusively of outside directors, Talton K. Anderson, Carl G. Mammel, James P. O'Donnell (Chairman) and Aldo
J. Tesi, the Compensation and Stock Option Committee (the "Committee") of the Board of Directors establishes the Corporation's and the Bank's executive compensation policies. The Committee is responsible for developing the Corporation's and the Bank's executive compensation policies generally, and for implementing those
policies for the Corporation's executive officers and the Bank's senior executive officers (the Chairman of the Board and Chief Executive Officer of the Corporation and the Bank and the President and Chief Operating Officer of the Corporation and the
Bank). The Chief Executive Officer of the Bank, under the direction and pursuant to the policies of the Committee, implements the executive compensation policies for the remainder of the Bank's executive officers. The Corporation established structured compensation guidelines recommended by an outside professional consulting firm in fiscal year 1994. In fiscal year 1998, the Corporation requested an update to ensure the guidelines were relevant to the growth and changes the Corporation experienced during that year. The Corporation completed a very unusual year, marked by many milestones. The Corporation has grown significantly in recent years and successfully completed four major acquisitions in fiscal year 1998 with three more in progress. In addition, the Corporation has added a significant commercial lending capability to its portfolio, community banking operations, trust services and a unique supermarket franchise. While the Corporation experienced this impressive growth, the Corporation has maintained its current year performance. Organizations that experience extraordinary growth place unusual demand on senior management, as well as employees at all levels. The Committee believes that all of these factors will create additional value for the Corporation's shareholders in the future. In consideration of these accomplishments, a one-time restricted stock award in the total amount of 2,950 shares was granted for some of the senior management. Furthermore, employees were recognized for their additional efforts over the past year with a one-time award of 50 stock options for full-time employees and 25 stock options for part-time employees, for a total grant of 85,350 options.

    The Committee's overall objectives in designing and administering the specific elements of the Corporation's and the Bank's executive compensation program are as follows:

    . to align executive compensation to increases in shareholder value, as measured by favorable long-term operating results and continued strengthening of the Corporation's financial condition;

    . to provide incentives for executive officers to work towards achieving successful annual results as a step in fulfilling the Corporation's long-term operating results and strategic objectives;

    . to link, as closely as possible, executive officers' receipt of incentive awards with the attainment of specified performance objectives;

    . to maintain a competitive mix of total executive compensation with particular emphasis on awards directly related to increases in long-term shareholder value; and

    . to attract, retain and motivate top performing executive officers in a cost effective manner for the long-term success of the Corporation.


    As it is in the best interests of the shareholders for the Corporation to encourage ownership of stock by management, the Stock Option Committee recently approved a resolution which establishes the following guidelines on stock ownership which will phase-in over a three year period. The Committee feels such guidelines will enhance employee performance to the Corporation's mission.

Chief Executive Officer:                5 times annual salary
Chief Operating Officer:                5 times annual salary
Executive Vice Presidents:              3 times annual salary

    In furtherance of the above objectives, the Corporation's executive compensation program for fiscal year 1998 consisted of the following components.

    .    BASE SALARY.  The Committee makes recommendations to
the Board concerning executive compensation on the basis of regional and national surveys of salaries paid to executive officers of other savings and
loan holding companies, non-diversified banks and other financial institutions similar to the Corporation in size, market capitalization and other characteristics. The Committee's objective is to provide base salaries that are reasonably competitive with the average salary paid by the Corporation's peers as identified in such surveys.

    .    EXECUTIVE INCENTIVE PLAN.   The Corporation
maintains an Executive Incentive Plan which provides for annual incentive compensation based on achieving a combination of Corporation and individual performance objectives. Under this plan, the Committee establishes challenging corporate objectives, such as a targeted level of annual net income, at the beginning of the fiscal year. If the Corporation meets such objectives, an amount equal to 4.5% of net income is set aside for payment to executive officers (defined for this purpose as the Bank's Chief Executive and Chief Operating Officers, Executive, Senior, and First Vice Presidents and such other officers as are designated by the Committee for any fiscal year) as short-term and long-term compensation. If the Corporation meets less than a designated percentage (85% for fiscal year
1998) of the performance objectives established for a fiscal year, no funds are made available for awards under this plan for such fiscal year. If the Corporation meets between designated percentages (between 85% and 100% for fiscal year 1998) of the specified objectives, an amount between 2.25% and 4.5% of net income is set aside. During fiscal year 1998, cash compensation under the short-term portion of the plan was limited to 44.435% of the Chief Executive Officer's and Chief Operating Officer's salaries and 6.7875% to 36.29% of the remaining executive officers' salaries. The remaining dollars in the pool were allocated to long-term compensation awards in the form of restricted stock not to exceed 44.435% of the Chief Executive Officer's and Chief Operating Officer's salaries and 6.7875% to 36.29% of the remaining executive officers' salaries. The excess was allocated to assist with a key manager cash incentive plan and the balance reverted back to the Corporation. Non-incentive and incentive stock options in the amount of 580,700 shares (1.25% of outstanding shares) were awarded to executives and key managers upon achievement of satisfactory performance goals. (See the Summary Compensation Table on page 10.) Corporate performance is evaluated without reference to non-recurring or extraordinary items affecting operating results.

    The plan provides that following allocations of cash bonuses as provided above, the Committee shall inform the Corporation's Stock Option Committee (the "Stock Option Committee") of such allocations. Pursuant to a policy adopted in June 1993 and subsequently amended and restated by the Stock Option Committee, whose members are all outside directors, the Stock Option Committee determines, in its discretion, whether, to whom and in what amounts restricted stock and/or non-incentive stock options will be awarded for any fiscal year. Shares of restricted stock awarded under this policy generally vest over five years, assuming the individual's continued service with the Corporation or the Bank, thus helping to retain qualified executives. The vesting of the stock options awarded under this policy is determined by the Stock Option Committee at the time of the award. This policy may be amended or terminated at any time by action of the Committee.

    An individual's eligibility for receiving awards under the Executive Incentive Plan, and the size of his or her awards, is dependent on the extent to which he or she achieves certain individualized performance objectives established at the beginning of the fiscal year. These objectives vary on the basis of the individual officer's position with the Corporation and/or the Bank, and relate both to the officer's individual performance and the Corporation's corporate performance.

    The Committee believes this plan provides a direct link between the value created for the Corporation's shareholders and the compensation paid to executive officers. As previously mentioned, executive officers are not eligible to receive any compensation under this plan for a given fiscal year unless the Corporation's net income for that year exceeds 85% of a predetermined goal. The distribution of awards under the plan is determined by the relative success of individual executive officers in meeting specified performance objectives. Fulfillment of these objectives promotes both the short- and the long-term success of the Corporation and is in the best interests of all the shareholders. During fiscal year 1998, executive officers received awards in the form of cash bonuses under the short-term portion of the plan and restricted stock awards pursuant to the long-term portion of the plan. Additionally, stock options were awarded at the discretion of the Stock Option Committee. The vesting schedules of options awarded to the executive

officers vary and are described below. Additional restricted stock (2,950 shares) was awarded to eight senior executives at the discretion of the Stock Option Committee.

    1984 AND 1996 STOCK OPTION AND INCENTIVE PLANS. The Corporation maintains the 1984 Stock Option and Incentive Plan, as Amended and Restated, and the 1996 Stock Option and Incentive Plan (collectively, the "Option Plans") as a means of providing key employees the opportunity to acquire a proprietary interest in the Corporation and to align their interests with those of the Corporation's stockholders. Under each plan, participants are eligible to receive stock options, stock appreciation rights ("SARs") or shares of restricted stock. Awards under the Option Plans are subject to vesting and forfeiture as determined by the Committee. Options and SARs are generally granted at the market value of the Common Stock on the date of grant. Thus, such awards acquire value only if the Corporation's stock price increases. Under the 1996 plan, the Stock Option Committee may, at the election of a director or employee selected by the Stock Option Committee, permit such individual to receive stock options in lieu of cash compensation. The exercise price of such stock options will be discounted below the market value of the underlying Common Stock, such that the aggregate discount on the exercise price of the stock options is equal to the compensation foregone by the individual. Restricted stock is granted at no cost. See "Option Grants Table" and "Directors' Compensation" for fiscal year 1998 awards under the Option Plans.

    Pursuant to the Option Plans, during fiscal year 1998 the Stock Option Committee awarded restricted stock limited to 44.435% of the Chief Executive Officer's and Chief Operating Officer's salaries and 6.7875% to 36.29% of the remaining executive officers' salaries for an aggregate of 36,544 shares of restricted stock. Effective May 13, 1998, non-incentive stock options to purchase an aggregate of 285,458 shares were granted to the senior executive officers and other executive officers of the Corporation and the Bank, and incentive stock options to purchase an aggregate of 130,242 shares were granted to the senior executive officers and other executive officers of the Corporation and the Bank. Most of these options vest over a two-year period.

    The Committee believes that the Option Plans align shareholders', officers' and employees' interests and help to retain and motivate executive officers to improve long-term shareholder value.

Compensation of the Chief Executive Officer

    The Committee determines the Chief Executive Officer's compensation on the basis of several factors. In determining Mr. Fitzgerald's base salary for fiscal year 1998, the Committee conducted surveys of compensation paid to chief executive officers of similarly situated thrifts and non-diversified banks both regionally and nationally. Mr. Fitzgerald received both short- and long-term compensation under the Executive Incentive Compensation Program in fiscal year 1998 based on his achievement of objectives established by the Committee in the following areas:

    .    Return on Average Assets
    .    Core Profitability
    .    Leadership Inside and Outside the Corporation
    .    Capital Compliance and Regulatory Guidelines

    Mr. Fitzgerald achieved his performance objectives in these areas during fiscal year 1998. Accordingly, he received a cash bonus under the short-term portion of the Plan equal to 44.435% of his annual salary. Pursuant to the policy of the Stock Option Committee effective for fiscal year 1998, Mr. Fitzgerald received 6,702 shares of restricted stock (44.435% of Mr. Fitzgerald's salary) with a value of $211,951. Also, effective May 13, 1998, Mr. Fitzgerald received incentive stock options to purchase 8,781 shares of Common Stock at an exercise price of $34.16 per share, which vest in increments of 33.33% on the date of grant and 33.33% on the next two anniversaries of the date of grant. In addition to incentive stock options, Mr. Fitzgerald received non-incentive stock options to purchase 141,219 shares of Common Stock at an exercise price of $34.16 per share, which vest 82.9% on the date of grant and 8.55% on the next two anniversaries of the date of grant.

    The Committee believes that the Corporation's executive compensation program serves the Corporation and all of its shareholders by providing a direct link between the interests of executive officers and those of shareholders generally, and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Corporation.

                         COMPENSATION AND STOCK OPTION COMMITTEE
                         Talton K. Anderson
                         Carl G. Mammel
                         James P. O'Donnell, Chairman
                         Aldo J. Tesi


                SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by (i) the Chief Executive Officer, and (ii) the four highest paid executive officers of the Corporation and the Bank whose salary and bonus earned in fiscal year 1998 exceeded $100,000 for services rendered in all capacities to the Corporation and its subsidiaries.

                                                                    LONG-TERM COMPENSATION
                                                                           AWARDS
                                                                    -----------------------
                                           ANNUAL COMPENSATION(1)   RESTRICTED   SECURITIES
NAME AND PRINCIPAL                         ---------------------      STOCK      UNDERLYING    ALL OTHER
POSITION                         YEAR      SALARY          BONUS    AWARDS(2)    OPTIONS(3)  COMPENSATION(4)
-----------------------------------------------------------------------------------------------------------
William A. Fitzgerald             1998     $477,000        $211,955   $256,226     150,000      $38,160
 Chairman and Chief Executive     1997      446,250         203,046    203,046      45,000       35,700
 Officer of the Corporation and   1996      425,000         425,000     12,737      45,000       34,000
 the Bank

James A. Laphen                   1998      353,000         156,856    164,766      55,000       28,240
  President and Chief Operating   1997      330,000         150,150    150,150      33,750       26,400
  Officer of the Corporation and  1996      300,000         300,000      8,989      33,750       24,000
  the Bank

Gary L. Matter                    1998      177,000          68,951     77,639      25,800       14,160
  Senior Vice President,          1997      161,333          60,310     60,310       8,700       12,906
  Controller and Secretary        1996      151,983         122,400      3,060      10,088       12,159
  of the Corporation, Executive
  Vice President, Controller
  and Secretary of the Bank

Joy J. Narzisi                    1998      146,500          58,064     64,388      20,100       11,719
  Senior Vice President and       1997      121,667          48,100     48,100       7,800        9,733
  Treasurer of the Corporation,   1996      108,887          88,000      2,219       7,253        8,711
  Executive Vice President
  and Treasurer of the Bank

Jon W. Stephenson                 1998      133,750          50,806     50,806       8,600       10,699
  Executive Vice President of     1997      116,083          46,250     46,250       7,800        9,287
  the Bank                        1996      105,965          84,800      2,104       6,989        8,477

___________
(1) Does not include certain perquisite and other personal benefits which do not exceed the lesser of $50,000 or 10.0% of the individual's salary and bonus.
(2) Represents awards under the policy of the Stock Option Committee adopted in conjunction with the
    Corporation's Executive Incentive Plan.  See "Compensation and Stock Option Committee Report on
    Executive Compensation -- Overview and Objectives."  Restricted stock granted in fiscal years
    1996, 1997 and 1998 vests over a period of five years, at a rate of 20.0% per year, assuming continued service with the Corporation.  As of June 30, 1998, the number and value, based on the closing sales price of the Common Stock of $31.625 at June 30, 1998, of the unvested restricted stock holdings for Messrs. Fitzgerald, Laphen,  Matter, Ms. Narzisi and Mr. Stephenson, were
    26,326 shares (value of $832,560), 17,738 shares (value of $560,964), 8,015 shares (value of
    $253,474), 6,063 shares (value of $191,742) and 4,173 shares (value of $131,971), respectively.
    Dividends are payable on these shares if and to the extent paid on the Common Stock generally.
    Upon a change in control of the Corporation, all restrictions on the restricted stock immediately lapse.
(3) Non-incentive stock options awarded in fiscal year 1998 vest 100% on date of grant for Mr.
    Matter, Ms. Narzisi and Mr. Stephenson and vest over two years for Messrs. Fitzgerald and
    Laphen.  Incentive stock options awarded to Messrs. Fitzgerald, Laphen, Matter, Ms. Narzisi and
    Mr. Stephenson vest in varying increments over two years.
(4) Includes net contributions to the Bank's 401(k) Plan on behalf of each of the named executive officers to match elective deferral contributions made by each to such plan and amounts paid under the Bank's Supplemental Retirement Plan.  Matching contributions under the Bank's 401(k)
    Plan amounted to $10,000, $10,000, $10,353, $10,606 and $10,153 while the employer matching contributions, under the Supplemental Retirement Plan benefits, were $28,160, $18,240, $3,807,
    $1,113 and $546 for Messrs. Fitzgerald, Laphen, Matter, Ms. Narzisi and Mr. Stephenson,
    respectively.


OPTION GRANTS TABLE

    The following table contains information concerning the grant of stock options under the Corporation's Stock Option and Incentive Plan to the Chief Executive Officer and each of the other executive officers named in the preceding Summary Compensation Table during the fiscal year ended June 30, 1998. All such option grants vest over a two year period in varying increments.

                                  INDIVIDUAL GRANTS
                     -----------------------------------------                  POTENTIAL REALIZABLE
                     NUMBER OF       % OF TOTAL                                VALUE AT ASSUMED ANNUAL
                     SECURITIES        OPTIONS                                  RATES OF STOCK PRICE
                     UNDERLYING       GRANTED TO    EXERCISE                APPRECIATION FOR OPTION TERM
                      OPTIONS        EMPLOYEES IN   OR BASE    EXPIRATION  ------------------------------
NAME                  GRANTED        FISCAL YEAR     PRICE        DATE         5%              10%
---------------------------------------------------------------------------------------------------------
William A. Fitzgerald   150,000       22.52%         $34.16       5/13/08      $3,222,456      $8,166,336
James A. Laphen          55,000        8.26           34.16       5/13/08       1,181,567       2,994,323
Gary L. Matter           25,800        3.87           34.16       5/13/08         554,262       1,404,610
Joy J. Narzisi           20,100        3.02           34.16       5/13/08         431,809       1,094,289
Jon W. Stephenson         8,600        1.29           34.16       5/13/08         184,754         418,203

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-
END OPTION VALUE

    The following table sets forth information concerning the exercise of options by the Chief Executive Officer and the other named executive officers during the last fiscal year, as well as the value of such options held by such persons at the end of the fiscal year.

                                                          NUMBER OF
                                                          SECURITIES
                                                          UNDERLYING           VALUE OF
                                                         UNEXERCISED         UNEXERCISED
                                                           OPTIONS           IN-THE-MONEY
                                                          AT FISCAL           OPTIONS AT
                                                          YEAR-END         FISCAL YEAR-END
                   SHARES ACQUIRED      VALUE            (EXERCISABLE/      (EXERCISABLE/
NAME                 ON EXERCISE       REALIZED         UNEXERCISABLE)    UNEXERCISABLE)(1)
----               ---------------     --------         --------------    -----------------
William A. Fitzgerald   224,244        $6,905,537        214,283/39,000     $1,247,424/85,095
James A. Laphen          38,700         1,199,700        114,065/17,750        922,957/63,821
Gary L. Matter           22,649           436,964          24,398/6,900         45,521/16,452
Joy J. Narzisi           19,872           487,906          32,409/5,580        343,089/14,750
Jon W. Stephenson            --                --          23,075/3,280        217,468/14,750

____________
(1) Based on the closing sales price of the Common Stock as reported on the New York Stock Exchange on June 30, 1998, which was $31.625.


EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

   Set forth below is a discussion of certain employment and change in control agreements entered into between the Corporation and the Bank and those executive officers listed in the Summary Compensation Table on page 10.

   The agreement with William A. Fitzgerald, which became effective in June 1995, provides for Mr. Fitzgerald's employment as Chairman of the Board and Chief Executive Officer of the Corporation and the Bank for a term of three years. Pursuant to the agreement, Mr. Fitzgerald receives an annual salary and bonus determined by agreement with the Board of Directors, but in no event less than the rate of compensation Mr. Fitzgerald received on June 8, 1995. The base compensation following his election as Chairman of the Board of Directors was $385,000. Effective June 1, 1997, the Corporation and the Bank entered into an employment agreement with James A. Laphen, which provides for Mr. Laphen's employment as President and Chief Operating Officer of the Corporation and the Bank for a term of three years. Pursuant to this agreement, Mr. Laphen receives an annual salary and bonus determined by the agreement with the Board of Directors, but in no event less than the rate of compensation Mr. Laphen received on June 1, 1997. Mr. Laphen's base compensation on June 1, 1997 was $330,000. The Boards of Directors of the Corporation and the Bank reviewed the employment agreements and extended the agreements for an additional one-year period beyond the effective expiration
dates.   The contracts provide for termination for cause or in
certain events specified by regulatory authorities. The contracts are also terminable by the Bank without cause wherein Messrs. Fitzgerald and Laphen would be entitled to receive all compensation and benefits through the effective date of termination, plus a severance payment equal to 36 months of base
salary.   Messrs. Fitzgerald or Laphen shall be entitled to the
same benefits and severance in the event either becomes disabled while the agreement is in effect. In the event Messrs. Fitzgerald or Laphen dies while the agreement is in effect, his heirs shall receive a severance payment equal to 12 months of base salary. The agreements provide, among other things, for Messrs. Fitzgerald's and Laphen's participation in an equitable manner in all benefits available to executive officers of the Corporation and the Bank, including (i) short-term and long-term incentive compensation and deferred compensation; (ii) health, disability, life insurance, retirement and vacation benefits; and (iii) any benefits available under perquisite programs.

   The Corporation and the Bank have also entered into change in control agreements with Messrs. Fitzgerald, Laphen, Matter, Ms. Narzisi and Mr. Stephenson. Under these agreements, in the event of the executive's involuntary termination of employment in anticipation of, or after, a change in control of the Corporation or the Bank, other than for "cause," the executive will be paid in equal monthly installments, the base salary and all commissions and bonuses (including short- and long-term incentive compensation awards and stock options granted under the Corporation's executive incentive plan) in effect at the time of termination for a period of 35.88 months. During this period, the executive shall also continue to participate in any health, disability, life insurance and perquisite plans of any successor corporation in which such executive was entitled to participate with the Corporation prior to the change in control. All benefits and payments under the agreements shall be reduced, if necessary, to the largest aggregate amount that will result in no portion thereof being subject to federal excise tax or being nondeductible to the Corporation and the Bank for federal income tax purposes. Mr. Matter's, Ms. Narzisi's and Mr. Stephenson's severance shall be reduced by amounts received by the executive as a result of alternative employment obtained during the period in which salary, commissions and bonuses are payable under the change in control agreements. Further, Messrs. Fitzgerald's and Laphen's severance payments under their change in control agreements shall be reduced by the amount of severance received under their employment agreements.

   A "change in control" shall be deemed to have occurred under these agreements in each of the following events: (i) at any time a majority of the directors of the Corporation or the Bank are not the persons for whom election proxies have been solicited by the Boards of Directors of the Corporation and the Bank, or persons then serving as directors appointed by such Boards, except where such appointments are necessitated by removal of directors; (ii) at any time 49% or more of the outstanding stock of the Corporation or the Bank is acquired or beneficially owned by any person or entity (excluding the Corporation, the Bank or the executive) or any combination of persons or entities acting in concert; or (iii) at any time the shareholders of the Corporation or the Bank approve an agreement to merge or consolidate the Corporation or the Bank with or into another corporation, or to sell or otherwise dispose of all, or

substantially all, of the assets of the Corporation or the Bank. The executive shall also be entitled to receive such payment in the event of a "constructive involuntary termination," which under the terms of the agreements shall be deemed to have occurred if, in anticipation of or following a change in control, (i) the agreement or the executive's employment is terminated, (ii) the executive's compensation is reduced, responsibilities diminished or job title lowered, (iii) the level of the executive's participation in incentive compensation is reduced or eliminated, (iv) the executive's benefit coverage or perquisites are reduced or eliminated, except to the extent such reduction or elimination applies to all other employees, or
(v) the executive's office location is changed to a location more than 50 miles from the location of the executive's office at the time of the change in control.

   Pursuant to the terms of a separate agreement between the Bank and William A. Fitzgerald, in the event of Mr. Fitzgerald's termination of employment with the Bank, Mr. Fitzgerald will be entitled to receive in 120 equal monthly installments an amount equal to three times his highest annual salary received from the Bank during the five-year period ending with the close of the fiscal year in which he attains age 65 (or, in the case of death or disability prior to age 65, the year in which he became disabled or died). In the event of his death before the payment of all installments, all remaining installments shall be paid to his designated beneficiary. In the event of the death of both Mr. Fitzgerald and the designated beneficiary, all remaining unpaid installments shall be paid in one lump sum payment to the estate of the designated beneficiary. Pursuant to the terms of the agreement, the right to receive any and all unpaid installments will be forfeited upon the occurrence of any of the following events (i) without the approval of the Board of Directors, Mr. Fitzgerald has or possesses, directly or indirectly, any interest competing with or inimical to the interests of the Bank within an area within a 300 mile radius of Omaha, Nebraska, or (ii) Mr. Fitzgerald engages in any activity or conduct which, in the opinion of the Board, is inimical to the interests of the Bank.

________________________________________________________________
                DIRECTORS' COMPENSATION
________________________________________________________________

   Directors receive $1,000 per month for service on the Board of the Corporation and $1,000 per month plus $750 per meeting attended for service on the Board of the Bank, with the exception of William A. Fitzgerald, who does not receive director's compensation. Board members receiving remuneration are paid their retainer fees one-half in cash and one-half in
Common Stock.   Fees for members of the committees of the
Corporation and the Bank are paid at the rate of $750 per committee meeting attended. The chairman of the Audit Committee, Compensation and Stock Option Committee, and the Finance Committee each receive an additional $2,000 per year.

   Pursuant to the 1996 Stock Option and Incentive Plan, effective May 13, 1998, non-incentive stock options to purchase an aggregate of 55,000 shares were granted to the non-employee directors of the Corporation and the Bank.

________________________________________________________________
        TRANSACTIONS WITH MANAGEMENT AND OTHERS
________________________________________________________________

   The Bank offers first and second mortgages, refinance, equity and various consumer loans to its directors, officers and employees. Loans to executive officers and directors are made in the ordinary course of business on substantially the same terms and collateral, including interest rates and loan fees charged, as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features.

          COMPARATIVE STOCK PERFORMANCE GRAPH

   The graph set forth below compares the cumulative total shareholder return on the Common Stock over the last five years with the cumulative total return on the S&P 500 Index and an index comprised of the top 50 publicly traded thrifts in the United States based on total asset size over the same period. Cumulative total return on the stock or the index equals the total increase in value since June 30, 1993, assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on June 30, 1993, in the Common Stock and in the respective indices.

          June 30, 1993 through June 30, 1998

    Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in the S&P 500 Index and an index comprised of the top 50 publicly traded thrifts in the United States. Line graph begins at June 30, 1993 and plots the cumulative total return at June 30, 1994, 1995, 1996, 1997 and 1998. Plot points are provided below.

                                 Cumulative Total Return
                        --------------------------------------------
                        6/93    6/94    6/95    6/96    6/97    6/98
                        ----    ----    ----    ----    ----    ----
Commercial Federal. .   100     89.52   103.81  147.28   216.25  289.22
Peer Group. . . . . .   100     97.03   112.43  142.25   233.50  310.39
S & P 500 . . . . . .   100     101.41  127.84  161.09   216.99  282.43


________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

     In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive office at 2120 South 72nd Street, Omaha, Nebraska 68124, no later than June 18, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     Stockholder proposals, other than those submitted pursuant to the Exchange Act, must be submitted in writing to the Corporation's principal executive offices at the address given in the preceding paragraph not less than 60 days prior to the date of such meeting.

________________________________________________________________
                 INDEPENDENT AUDITORS
________________________________________________________________

     The Board of Directors presently has renewed the Corporation's arrangements with Deloitte & Touche llp to be its auditors for the 1999 fiscal year. Deloitte & Touche llp were the Corporation's independent auditors for the 1998 fiscal year. Representatives of Deloitte & Touche llp are expected to be present at the Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they so desire.

________________________________________________________________
   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

     Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the Corporation's officers, directors and persons who own more than 10 percent of the outstanding Common Stock ("Insiders") are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Corporation with copies of all such reports. Based solely on its review of the copies of such reports or written representations that no such reports were necessary that the Corporation received during the past fiscal year or with respect to the last fiscal year, management believes that during the fiscal year ended June 30, 1998, all of the Corporation's Insiders complied with these reporting requirements.

________________________________________________________________
               EXPENSES OF SOLICITATION
________________________________________________________________

     The cost of soliciting proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph, telephone or other electronic means without additional compensation. The Corporation has retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication, for a fee estimated at $5,000 plus expenses.

________________________________________________________________
                ADDITIONAL INFORMATION
________________________________________________________________

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof as determined by a majority of the Board of Directors.

     The Corporation's 1998 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on October 5, 1998. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.
________________________________________________________________
                       FORM 10-K
________________________________________________________________
     A COPY OF THE CORPORATION'S FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, COMMERCIAL FEDERAL CORPORATION, 2120 SOUTH 72ND STREET, OMAHA, NEBRASKA 68124.
________________________________________________________________
________________________________________________________________

                             BY ORDER OF THE BOARD OF DIRECTORS

                             /s/ Gary L. Matter

                             GARY L. MATTER
                             SECRETARY
Omaha, Nebraska
October 16, 1998

                 [FORM OF PROXY CARD]

            COMMERCIAL FEDERAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
   NOVEMBER 17, 1998 ANNUAL MEETING OF STOCKHOLDERS

       The undersigned hereby appoints Talton K. Anderson, Michael P. Glinsky and Robert F. Krohn, and each of them, with full power of substitution, as attorneys in fact, agents and proxies for the undersigned to vote all of the shares of Common Stock, par value $.01 per share, of COMMERCIAL FEDERAL CORPORATION (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn Central Convention Centre, 3321 South 72nd Street, "Holiday C" Meeting Room, Omaha, Nebraska on Tuesday, November 17, 1998 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Meeting") as indicated below and as directed by the Board of Directors, with respect to such other matters as may properly come before the Meeting.

       THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY "FOR" PROPOSAL I. IF OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. There is cumulative voting in the election of directors and, unless otherwise indicated by the stockholder, a vote for the nominees listed in Proposal I will give the proxies discretionary authority to cumulate all votes to which the undersigned is entitled and to allocate such votes in favor of one or more of such nominees, as the proxies may determine.

       THE UNDERSIGNED HEREBY REVOKES ANY PREVIOUS PROXIES WITH
RESPECT TO THE MATTERS COVERED BY THIS PROXY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL I

I.   The election as directors of all nominees listed below
     (except as marked to the contrary):

          For terms to expire in 2001 -

          William A. Fitzgerald
          Robert D. Taylor
          Aldo J. Tesi
          W. A. Krause

          [  ]  FOR  [  ]  WITHHOLD AUTHORITY FOR ALL NOMINEES

          INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR ANY
          INDIVIDUAL NOMINEE(S), MARK "FOR" ABOVE AND WRITE
          THE NAME(S) OF THE NOMINEE(S) FOR WHICH YOU DO NOT
          WISH TO VOTE ON THE LINE BELOW.

          _____________________________________

                          Please sign exactly as your name
                          appears on this card.  Joint
                          owners should each sign
                          personally.  Corporation proxies
                          should be signed in corporate name
                          by an authorized officer.
                          Executors, administrators,
                          trustees or guardians should give
                          their title when signing.

                          Date:  _____________________________

                          Signature(s): ______________________

                                        ______________________

  Please Sign, Date and Mail your Proxy Promptly in the
            Enclosed Postage-Paid Envelope.